UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On April 25, 2012, First Financial Bancorp. issued its earnings press release that included the results of operations and financial condition for the first quarter of 2012. A copy of the earnings press release is attached as Exhibit 99.1.

The earnings press release includes some non-GAAP financial measures. The first non-GAAP financial measure, Net interest margin (fully tax equivalent), appears in the table entitled “Consolidated Financial Highlights” under the section “Key Financial Ratios.” It also appears in the table entitled “Consolidated Quarterly Statements of Income” under “Additional Data”. The second non-GAAP measure, Net interest income-tax equivalent, appears in the tables entitled “Additional Data” at the bottom of the “Consolidated Quarterly Statements of Income” page. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

Below is a table showing “net interest income” calculated and presented in accordance with GAAP and the adjustments made to arrive at the non-GAAP financial measure “net interest income - tax equivalent.” The table also shows “net interest margin” calculated and presented in accordance with GAAP and the method used to arrive at the non-GAAP financial measure “net interest margin (fully tax equivalent).”

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
Net interest income	$66,689	$65,476	$65,218	$65,867	$67,335
Tax equivalent adjustment	218	265	236	240	238
Net interest income - tax equivalent	$66,907	$65,741	$65,454	$66,107	$67,573

Average earning assets	$5,950,151	$6,014,136	$5,687,036	$5,733,604	$5,772,224

Net interest margin*	4.51%	4.32%	4.55%	4.61%	4.73%
Net interest margin (fully tax equivalent)*	4.52%	4.34%	4.57%	4.62%	4.75%

* Margins are calculated using net interest income annualized divided by average earning assets.

The earnings press release also includes some non-GAAP ratios in the “Consolidated Financial Highlights” page. These ratios are: (1) Return on average tangible shareholders' equity; (2) Ending tangible shareholders' equity as a percent of ending tangible assets; (3) Ending tangible shareholders' equity as a percent of risk-weighted assets; (4) Average tangible shareholders' equity as a percent of average tangible assets; and (5) Tangible book value per share. The Ending tangible shareholders' equity as a percent of ending tangible assets and Average tangible shareholders' equity as a percent of average tangible assets are also shown in the “Regulatory Capital” section of the “Capital Adequacy” page in the earnings release. The following table provides a reconciliation of these ratios to GAAP. The Company considers these critical metrics with which to analyze banks. The ratios have been included in the earnings press release to facilitate a better understanding of the Company's capital structure and financial condition.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2012	2011	2011	2011	2011
	(Dollars in thousands, except per share data)
Net income (a)	$16,994	$17,941	$15,618	$15,973	$17,207

Average total shareholders' equity	$706,547	$719,964	$725,809	$707,750	$695,062
Less:
Goodwill	(95,050)	(95,050)	(68,922)	(51,820)	(51,820)
Intangible assets	(10,193)	(10,844)	(8,436)	(4,847)	(5,227)
Average tangible equity (b)	601,304	614,070	648,451	651,083	638,015

Total shareholders' equity	714,693	712,221	727,132	721,762	707,964
Less:
Goodwill	(95,050)	(95,050)	(68,922)	(51,820)	(51,820)
Intangible assets	(10,193)	(10,844)	(8,436)	(4,847)	(5,227)
Ending tangible equity (c)	609,450	606,327	649,774	665,095	650,917

Total assets	6,416,568	6,671,511	6,337,729	6,041,607	6,314,481
Less:
Goodwill	(95,050)	(95,050)	(68,922)	(51,820)	(51,820)
Intangible assets	(10,193)	(10,844)	(8,436)	(4,847)	(5,227)
Ending tangible assets (d)	6,311,325	6,565,617	6,260,371	5,984,940	6,257,434

Risk-weighted assets (e)	3,711,053	3,645,403	3,518,026	3,384,115	3,375,800

Total average assets	6,478,931	6,515,756	6,136,815	6,219,754	6,266,408
Less:
Goodwill	(95,050)	(95,050)	(68,922)	(51,820)	(51,820)
Intangible assets	(10,193)	(10,844)	(8,436)	(4,847)	(5,227)
Average tangible assets (f)	6,373,688	6,409,862	6,059,457	6,163,087	6,209,361

Ending common shares outstanding (g)	58,539,458	58,267,054	58,256,136	58,259,440	58,286,890

Ratios
Return on average tangible shareholders' equity (a)/(b)	11.37%	11.59%	9.56%	9.84%	10.94%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets (c)/(d)	9.66%	9.23%	10.38%	11.11%	10.40%
Risk-weighted assets (b)/(e)	16.42%	16.63%	18.47%	19.65%	19.28%
Average tangible shareholders' equity of average tangible assets (b)/(f)	9.43%	9.58%	10.70%	10.56%	10.28%
Tangible book value per share (c)/(g)	$10.41	$10.41	$11.15	$11.42	$11.17

First Financial Bancorp also provided electronic presentation slides on its web site used in connection with the earnings conference call. A copy of the electronic presentation slides is included in this Report as Exhibit 99.2.

Item 9.01    Exhibits.

(d)    Exhibits:

The following exhibits shall not be deemed to be “filed” for purposes of the Securities Act.

99.1    First Financial Bancorp. Press Release dated April 25, 2012 - Furnished.
99.2    First Financial Bancorp. April 26, 2012 Earnings Call slides - Furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President, Chief Financial Officer
and Chief Operating Officer

Date:	April 25, 2012

Form 8-K                                First Financial Bancorp.

Exhibit Index
Exhibit No.        Description

99.1            First Financial Bancorp. Press Release dated April 25,2012
99.2            First Financial Bancorp. April 26, 2012 Earnings Call slides.